UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): April 5, 2006 (April 4, 2006)
ZIX CORPORATION
(Exact name of Registrant as specified in its charter)

TEXAS	001-17995	75-2216818
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)
2711 North Haskell Avenue, Suite 2300, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Securities Purchase Agreement
Form of Warrant to Purchase Shares of Common Stock
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
     On April 5, 2006, Zix Corporation (the “Company”) announced that it had entered into a definitive agreement to sell, in a private placement transaction, an aggregate of 9,930,000 units consisting of (i) one share of common stock of the Company, par value $0.01 per share (the “Common Stock”), and (ii) a related warrant to purchase 0.60 of one share of Common Stock under a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers (collectively, the “Purchasers”). The units will be sold for a purchase price of $1.19 per unit.
     The private placement transaction is expected to close today, April 5, 2006. Total proceeds from the transaction are expected to approximate $11.8 million ($11.0 million after estimated transaction costs). The Company intends to use the net proceeds for working capital and general corporate purposes, including funding the Company’s business plan.
Warrants
     The warrants to be issued are exercisable for an aggregate of 5,958,000 shares, will have a sixty-six month term and will be exercisable at any time following the six-month anniversary of the closing of the Purchase Agreement. The exercise price of the warrants will be $1.54 per share. The warrants contain anti-dilution protection for stock splits and similar events, but do not contain any price-based anti-dilution adjustments.
Registration Rights
     Pursuant to the Purchase Agreement, the Company has agreed to prepare and file a shelf registration statement with the Securities and Exchange Commission (the “SEC”) for the resale by the Purchasers of all Common Stock to be purchased and Common Stock issuable upon exercise of the related warrants within 30 days after the closing of the Purchase Agreement. The Company is obligated to use commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event within 60 days after the date hereof if the shelf registration statement is not reviewed by the SEC or 120 days after the date hereof if the shelf registration statement is reviewed by the SEC. The Company shall be subject to specified liquidated damages as a result of the failure to have the registration statement effective by such date and to maintain the effectiveness of the registration statement for the requisite period.
Anti-Dilution Adjustments Arising From the Transaction
     The consummation of the transaction contemplated by the Purchase Agreement will result in a weighted average anti-dilution adjustment to (a) the conversion price of the Company’s $5 million principal amount convertible note held by Amulet Limited (“Amulet”) (and a corresponding increase in the number of shares issuable upon conversion of the note) and (b) the exercise price and number of shares issuable under certain warrants issued to Omicron Master Trust (“Omicron”), a former holder of a convertible note issued by the Company, and to Amulet, which warrants were issued in connection with the Company’s convertible notes originally issued to Amulet and Omicron in November 2004. However, as noted in the Company’s previous filings with the Securities and Exchange Commission, the conversion of the note held by Amulet and the exercise of all the warrants issued to Amulet and certain of the warrants issued to Omicron is precluded by a covenant in the Company’s agreements with them. This covenant provides that the number of shares of the Company’s common stock previously issued, or issuable, to them with respect to the Company’s convertible notes and the related warrants cannot exceed the limit (“Share Cap”) imposed by NASDAQ Rule 4350(i), without shareholder approval. One of the items on the agenda for the Company’s 2006 Annual Meeting of Shareholders, currently scheduled for April 27, 2006, is a proposal to remove the Share Cap and, thus, permit the issuance of additional shares with respect to the $5 million principal amount convertible note held by Amulet and the warrants issued to Amulet and Omicron.
Accounting Consequences Arising From the Transaction
     The Company is currently assessing the accounting treatment regarding this equity transaction. Of particular focus will be the appropriate accounting for the potential incurrence of liquidated damages, noted above under “Registration Rights,” in light of EITF 00-19 and EITF 05-4. In particular, the Company will evaluate whether these liquidated damage provisions constitute a derivative instrument and thus require valuation as a separate instrument, which could lead to the Company recording a corresponding non-cash expense. The accounting treatment will be completed upon filing of the Company’s 10-Q for the quarter ending June 30, 2006.
     Furthermore, the anti-dilution adjustment to the conversion price of the outstanding $5 million principal amount convertible note held by Amulet and the issuance of new warrants from the anti-dilution adjustments resulting from the consummation of the transaction contemplated by the Purchase Agreement is expected to increase the non-cash interest expense associated with the convertible note by a material amount. Such increase in interest expense would be reflected in the Company’s financial statements for the quarter ending June 30, 2006 and thereafter throughout the remaining life of the note.
Other
     The shares of Common Stock and related warrants to be issued pursuant to the Purchase Agreement will not have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D promulgated thereunder. Accordingly, the securities to be issued pursuant to the Purchase Agreement may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.
     The descriptions of the Purchase Agreement and the warrants set forth above do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement and the Form of Warrant, copies of which are filed as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     On April 5, 2006, the Company issued a press release announcing that the Company had entered into the Purchase Agreement with the Purchasers. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1	Securities Purchase Agreement, dated as of April 4, 2006, by and between Zix Corporation and the Purchasers listed on Schedule A thereto.

4.2	Form of Warrant to purchase shares of Common Stock of Zix Corporation.

99.1	Press release issued by Zix Corporation on April 5, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION

Date: April 5, 2006	By:	/s/ Bradley C. Almond

Bradley C. Almond
Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Securities Purchase Agreement, dated as of April 4, 2006, by and between Zix Corporation and the Purchasers listed on Schedule A thereto.

4.2	Form of Warrant to purchase shares of Common Stock of Zix Corporation.

99.1	Press release issued by Zix Corporation on April 5, 2006.